Exhibit 10.2

AMENDMENT NO. 1 TO THE

UNI-PIXEL, INC. 2011 STOCK INCENTIVE PLAN

The undersigned hereby certifies that (1) he is the duly elected, qualified and acting Secretary of Uni-Pixel, Inc. (the “Company”) and (2) effective February 13, 2013, in accordance with Section 13 of that certain Uni-Pixel, Inc. 2011 Stock Incentive Plan (the “Plan”), the Board of Directors of the Company, amended the Plan by deleting the first sentence of sub-section 3.01 of Section 3 which states:

3.01.           Fixed Share Limit.  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is One Million Three Hundred Thousand (1,300,000) Shares.

and by replacing it with the following:

3.01.           Fixed Share Limit.  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Two Million One Hundred Thousand (2,100,000) Shares.

In all other respects, the terms and conditions of the Plan shall remain the same.

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first above written.

/s/ Jeffrey W. Tomz
Jeffrey W. Tomz, Secretary